[Explanatory Note: Effective July 1, 1998, Mr. Malas became a full-time employee of the Company. An employment agreement has not yet been formalized.]


                                                                Exhibit 10.14

                        INDEPENDENT CONTRACTOR AGREEMENT



      THIS INDEPENDENT CONTRACT AGREEMENT (the "Agreement") is made this 12th day of November, 1997 between PRECISION AUTO CARE, INC., a Virginia corporation having its principal offices at 748 Miller Drive SE, Leesburg, Virginia 20175 (the "Company") and Ernest S. Malas, an Ohio resident having his principal residence at 371 Pugh Road, Mansfield, OH (the "Consultant").

      WHEREAS, the Company is in need of a consultant and contractor to assist it with business development; and

      WHEREAS, the Consultant possesses certain experience, information, skills and credential in the area of developing businesses; and

      WHEREAS, the Company desires to obtain the benefits of the Consultant's knowledge and experience as a consultant and contractor for the Company, and the Consultant desires to perform consulting services for the Company, subject to the terms and provisions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    Engagement.

            (a) The Company hereby engages the consultant for the Contract Period set forth in Section 3, and the consultant hereby accepts such engagement on the terms and conditions set forth in this Agreement.

            (b) During the Contract Period, the Consultant shall devote full and sufficient time to the performance of services as shall be necessary, and shall make himself available to perform work assigned to the Consultant by the Company.

      2.    Services.

            (a) The Consultant agrees to perform the duties, responsibilities and initiatives appropriate to the role of a senior business development executive.

            (b) The Consultant further agrees to perform these responsibilities within the purview of the knowledge and expertise of the consultant and as selected by the company


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


according to the specifications explained to the Consultant by the Company. If requested or required, the Consultant will prepare a written estimate of labor and materials needed to complete each initiative. The Consultant understands that the company will reimburse the Consultant for reasonable out-of-pocket expenses actually incurred by the Consultant and that are incidental to this engagement to include, without limitation, travel, lodging, meals, and transportation mileage associated with required travel outside of the Mansfield, Ohio area, (or such other area where Consultant subsequently may reside), photocopying, postage, long distance telephone charges, facsimile transmissions, courier fees and supplies (such supplies to be approved by the company), subsequently verified by receipts and/or payroll records. Such costs shall not include payroll or other general administrative costs of Consultant.

            (c) The Consultant may utilize the equipment and space of the Company.

      3.    Contract Period.

            (a) Duration. The term of this Agreement (the "Contract Period") shall be deemed to have commenced as of the date of this Agreement and shall continue until the earliest to occur of (i) three years from the date hereof,
(ii) the death or disability of Consultant, or (iii) the inability of the Consultant to perform his duties by reason of lack of staff or lack of resources.

            4.    Termination.

            (a) Death. The Consultant's engagement hereunder shall terminate in the event of the Consultant's death. Except for any fees and expenses accrued, vested and unpaid as of the date of any such termination and except for any benefits to which the Consultant or his heirs or personal representatives may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company, the Company shall be under no further obligation hereunder to the Consultant or his heirs or personal representatives, and the Consultant or his heirs and personal representatives no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

            (b) Disability. The Company may terminate the Consultant's engagement hereunder for "Disability," if an independent physician mutually selected by the Consultant or his representative and the Board of Directors or its designee has determined that the Consultant has been substantially unable to render to the Company services of the character contemplated by Section 2 of this Agreement, by reason of a physical or mental illness or other condition continuing for more than one hundred and eighty (180) consecutive days or for shorter periods aggregating more than two hundred and twenty (220) days in any period of twelve (12) consecutive months (excluding in each case days on which the Consultant was on vacation). In the event of such Disability, the Consultant shall be entitled to receive any fees and expenses accrued, vested and unpaid as of the date of any such termination and any benefits to which the Consultant may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company. The Company shall be under no further obligation hereunder to the Consultant, and the Consultant no longer shall be entitled to receive any other payments, rights of benefits under this Agreement.

            (c) Termination by the Company for Cause. The Company may terminate the Consultant's engagement hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean any of the following:

                  (i) The Consultant's repeated willful misconduct or gross negligence;

                  (ii) The Consultant's repeated conscious disregard of his obligations hereunder;

                  (iii) The Consultant's repeated conscious violation of any provision of the Company's by-laws or of its other stated policies, standards or regulations;

                  (iv) A determination that the Consultant has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates; provided, however, that if the Board of Directors of the Company desires to terminate the Consultant for any of the reasons set forth in clauses (I), (ii) or (iii) of this Section 7(c), the Company within the sixty (60) day period immediately following each alleged commission of a proscribed act or omission, shall have furnished to the Consultant a written description of the allegedly proscribed act or omission and a statement advising him that the Company views such conduct as being of the type that could lead to termination of the Consultant for Cause and, provided further, that if the Board of Directors of the Company desires to terminate the Consultant on the basis of clause (iii) of this Section 7(c), it must be able to demonstrate that the Consultant has been furnished with a copy of the by-law provision, policy, standard or regulation, the violation of which the Consultant is being accused, at a time prior to the alleged commission of the violation.

      In the event that the Company terminates the Consultant's engagement for Cause, the Consultant shall be entitled to receive a severance benefit of two
(2) months' Monthly Fee in effect at the time of termination. The Consultant shall not be entitled to receive any other payment or any other rights or benefits under this Agreement (except for any salary and benefits accrued, vested and unpaid as of the date of any such termination); the Company shall be under no further obligation hereunder to the Consultant, and the Company shall have such rights and remedies as may be available to it for any breach of this Agreement or otherwise.

            (d) Termination by the Company other than for Cause. The Company may terminate the Consultant's engagement hereunder at any time for any other reason, provided that the Company has given the Consultant ninety (90) days' written notice of termination, termination being effective upon expiration of the notice period. In the event of such termination, the Consultant shall be entitled to receive a severance benefit equal to Monthly Fee


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


at the rate in effect at the time of termination for eighteen (18) months, and shall also be entitled to receive any salary and benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Consultant may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company; and upon the Consultant's receipt of such severance benefit, salary and benefits, the Company shall be under no further obligation hereunder to the Consultant and the Consultant no longer shall be entitled to receive any payment or any other rights or benefits under this Agreement.

            (e) Termination by the Consultant for Good Reason. Notwithstanding anything herein to the contrary, the Consultant shall be entitled to terminate his engagement hereunder for "Good Reason" without breach of this Agreement. For purposes of this Agreement, "Good Reason" shall exist in the event of any of the following:

                  (i) A material change in title or a substantial elimination of the duties and responsibilities of the Consultant;

                  (ii) A material breach by the Company of its obligations hereunder.

                  (iii) A change in control of the Company; provided that, for the purposes of this Section 7(e)(iii), a "change in control of the Company" shall mean (A) the acquisition, directly or indirectly, by any "person" (as such term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof), of voting power over voting shares of the Company that would entitle holders thereof to cast at least fifty percent (50%) of the votes that all shareholders would be entitled to cast in the election of directors of the Company; or (B) during any period of two consecutive years during the Initial Term of this Agreement, individuals who at the beginning of such period constitute the Company Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period shall have been approved in advance by directors representing at least three fourths of the directors then in office who are directors at the beginning of such period.

      In the event of such termination by the Consultant, the Consultant shall nonetheless be entitled to receive a severance benefit equal to Monthly Fee at the rate in effect at the time of termination for eighteen (18) months. Except for such severance benefit and except for any salary and benefits accrued, vested and unpaid as of the date of such termination, the Consultant no longer shall be entitled to receive any payments or any other rights of benefits under this Agreement, and the Company shall have no further obligation hereunder to the Consultant following any such termination.

            (f) Termination by the Consultant for other than Good Reason. The Consultant may terminate his engagement hereunder at any time for any other reason, provided the Consultant has given the Company ninety (90) days' written notice of termination, termination being effective upon expiration of the notice period. In the event of such termination, the Consultant shall be entitled to receive any salary benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Consultant may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company. The Company shall be under no further obligation hereunder to the Consultant and the Consultant no longer shall be entitled to receive any other payments, rights or benefits under this Agreement.

      5. Independent Contractor. The parties agree that the Consultant is providing services to the Company as an independent contractor and nothing in this Agreement shall be construed so as to create the relationship of employer and employee between the Company and the Consultant. The Consultant shall be responsible for all federal, state and local taxes, FICA, FUTA and SUTA unemployment, workers' compensation and any other taxes or insurance obligations for himself arising out of the fees, expenses and/or reimbursements to be paid to the Consultant under this Agreement. The Consultant agrees to indemnify the Company against all liability with regard to such taxes and insurance obligations. The Consultant shall not be entitled to any employee benefit plans or fringe benefits offered by the Company during the term of this Agreement, except as may be made available within all established guidance in the Company's existing and future Plan documents governing stock option benefits normally afforded to members of the Board of Directors (the "Board"), so long as Consultant also operates as a member of such Board. Nothing in this Agreement shall give either party any authority or responsibility to hire or terminate employees of the other party, to supervisor or direct such employees, to discipline them, to accept and resolve their grievances, to provide workers' compensation coverage, or to otherwise exercise control over agents or employees of the other party.

      6.    Compensation.

            (a) In consideration of the Consultant's undertakings and the performance of the obligations contained in this Agreement, the Company shall pay to the Consultant a retainer fee of Ten Thousand Dollars ($10,000.00) per month (the "Monthly Fee"), which shall be payable on the first (1st) day of each calendar month during the Contract Period, starting January 1, 1998.

            (b) Payment for expenses described in Section 2(b) shall be due and payable within thirty (30) days of the date of Consultant's expense report.

            (c) The Consultant shall be eligible to participate in the any Stock Option Plan as may approved by the Board of Directors and the Chief Executive Officer. In the event such Stock Option Plan(s) are approved, ratified, and implemented by the Board of Directors for Company executives, Consultant shall receive an option to purchase a minimum of Twenty-five Thousand (25,000) shares with a three-year vesting period, one third of the total number of options being eligible for exercise on each of the first, second, and third anniversaries of the date of execution. The exercise price for said stock options will be at fair market value on the date of


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


grant and the term will be for ten (10) years.


            (d) Consultant shall be considered eligible for an Incentive Bonus program to be developed in conjunction with the President.

      7.     Covenant Not to Compete.

            (a) The Consultant shall not, within any geographical area while employed by the Company or while performing duties for the Company hereunder, and within the United States of America for two (2) years thereafter, directly or indirectly engage or become interested in (as owner, stockholder, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any business that engages in the auto care, quick lube or car wash industries, except that the Consultant may hold as a passive investment not more than five percent (5%) of the outstanding securities of any class of any publicly-held entity that engages in the auto care industry and may own Precision Auto Care franchises.

            (b) It is the desire and the intent of the parties that the provisions of this Section 6 shall be enforceable to the fullest extent permissible under applicable law and public policy. Accordingly, if this Section 5 or any portion thereof shall be adjudicated to be invalid or unenforceable, the length and scope of this Section 5 shall be reduced to the extent necessary so that this covenant may be enforced to the fullest extent possible under applicable law.

      8. Licenses. The Consultant covenants and agrees that it will obtain and will keep current licenses required by any governmental agency to perform the services required by this Agreement. The Consultant understands that the costs of these licenses are not reimbursable to the Consultant by the Company under this Agreement.

      9. Indemnification. The Company agrees to defend, indemnify and save harmless the Consultant from and against any and all claims, actions and suits, and from and against all liabilities, losses, damages, costs, charges and expenses (including reasonable attorneys' fees) of every nature and kind arising out of or in consequence of the company's acceptance of or failure to accept the Consultant's opinions and/or recommendations. The Consultant agrees to defend, indemnify and save harmless the Company from and against any and all claims, damages, costs, charges and expenses (including reasonable attorneys' fees) of every nature and kind arising out of or in consequence of the gross negligence, recklessness or intentional wrongdoing of the Company.

      10. Notices. Any notice required or permitted to be given under this Agreement shall be given in writing, and shall be delivered by hand or by certified mail, postage prepaid and return receipt requested, addressed as set forth below:

      If to the Company:      Precision Auto Care, Inc.


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


                              748 Miller Drive, SE
                              Leesburg, VA 20175
                              Attn: John F. Ripley


      If to the Consultant:   Ernest S. Malas
                              371 Pugh Road
                              Mansfield, OH 44903

All notices delivered by hand or certified mail shall be deemed delivered on the day of delivery to the designated address of the addressee set forth above. Any change of address by either the Company or the consultant must be promptly communicated in writing and shall be delivered by hand or by certified mail, postage prepaid and return receipt requested.

      11. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement by any other party hereto shall not operate or be construed as a waiver of any subsequent breach by the breaching party.

      12.   Binding Effect.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood that the Consultant shall not be able to assign its obligations under this Agreement to any third party without the company's prior written consent which the Company may withhold in its sole and absolute discretion). Notwithstanding anything else in this Agreement to the contrary, the Company's obligations as set forth in this Agreement shall survive any sale of the business, shares or operating assets of the Company or any change of management or control of the Company except for the following.

      13. Entire Agreement. This Agreement constitutes the entire understanding of the consultant and the Company with respect to the subject matter hereof and supersedes any and all prior understandings and agreement, written or oral, relating to the subject matter of this Agreement. This Agreement and the provisions hereof may be changed, waived or canceled orally, but may be changed, waived, or canceled only by an instrument in writing signed by the parties hereto.

      14. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not limited or otherwise affect any of the provisions of this Agreement.

      15. Law and Interpretation. This Agreement shall be governed by the laws of the State of Virginia, and the invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal as of the date first above written.


ATTEST:                             PRECISION AUTO CARE, INC.


                                    By:                             (SEAL)
________________________               ______________________________
                                           John F. Ripley


ATTEST:                             ERNEST S. MALAS


                                    By:                             (SEAL)
________________________               ______________________________
                                           Ernest S. Malas


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